Exhibit 10.3

Execution Version

SECOND SUPPLEMENTAL INDENTURE

This Second Supplemental Indenture, dated as of March 30, 2012 (this “Second Supplemental Indenture”), among SeaWorld Park & Entertainment, Inc. (f/k/a SW Acquisition Co., Inc.), a Delaware corporation (the “Company”), the Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of December 1, 2009 (the “Base Indenture”), providing for the issuance of Senior Notes due 2016 (the “Notes”), and a First Supplemental Indenture thereto, dated August 30, 2011 (together with the Base Indenture, the “Indenture”);

WHEREAS, the Company wishes to (A) declare and pay a dividend or distribution to its shareholders in the amount of up to $500.0 million (the “Restricted Distribution”) and such dividend or distribution is expected to be declared and paid on or before April 13, 2012 (net of any tax withholding), and (B) to finance the Restricted Distribution through the incurrence of up to $500.0 million of additional Indebtedness under the Credit Facilities (the “Additional Indebtedness”) as permitted hereby;

WHEREAS, in connection with the Restricted Distribution, the Company has requested from the Holders of Notes, (a) waivers on the terms contemplated hereby of (i) compliance with the provisions of Sections 4.07 and 4.11 of the Indenture, to the extent such provisions would prevent the consummation of the Restricted Distribution, and (ii) compliance with the provisions of Sections 4.09 and 4.12 hereof, to the extent that such provisions would prevent the incurrence of the Additional Indebtedness to finance the Restricted Distribution (such waivers described in clauses (i) and (ii) above, the “Waivers”), and (b) the amendment of certain terms of the Indenture and the Notes on the terms contemplated hereby (the “Amendments”);

WHEREAS, Section 9.02 of the Indenture provides that, subject to Sections 6.04 and 6.07 of the Indenture, compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Required Holders (or, in some cases, of each Holder of the Notes);

WHEREAS, each Holder of the Notes has provided its written consent to this Second Supplemental Indenture;

WHEREAS, the execution of this Second Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture, and the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel with respect to such execution; and

WHEREAS, the Waivers and Amendments contemplated hereby shall only become effective on the date (the “Effective Date”) on which the Restricted Distribution is made from the proceeds of Additional Indebtedness incurred as contemplated hereby, and only so long as the Effective Date occurs on or before April 13, 2012 (the “Outside Effective Date”) .

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Waivers.

(a) The Company’s and its Restricted Subsidiaries' compliance with the provisions of Sections 4.07 and 4.11 of the Indenture is hereby waived to the extent necessary in order for the Company to declare and pay the Restricted Distribution. In consideration of the foregoing waiver under this clause (a), the Company and Guarantors hereby agree that, after giving effect to the consummation of the Restricted Distribution, the amount available for making Restricted Payments under Section 4.07(a) of the Indenture shall be deemed to be reduced (in addition to the reduction provided by Section 2(b) of the First Supplemental Indenture) by $500.0 million (regardless of whether such reduction will result in or further increase a negative basket amount).

(b) The Company’s and its Restricted Subsidiaries’ compliance with the provisions of Sections 4.09 and 4.12 of the Indenture is hereby waived solely to permit the Company and the Guarantors to incur, under Section 4.09(b)(1) of the Indenture, up to $500.0 million of Additional Indebtedness under the Credit Facilities to finance the Restricted Distribution, and in connection therewith, the reference to $1,240.0 million therein shall be increased to $1,676.5 million; provided that, without waiving the other provisions of Section 4.09(b)(1), if at any time after the Effective Date the aggregate amount of Credit Facilities outstanding (including undrawn revolving commitments) is reduced to less than $1,676.5 million, whether through voluntary or mandatory prepayments or scheduled amortization or otherwise, such reduced amount (in excess of $1,240.0 million) may not be reborrowed or re-incurred under Section 4.09(b)(1) of the Indenture. For the avoidance of doubt, the foregoing proviso shall not limit the Company’s and its Restricted Subsidiaries’ ability to refinance its Credit Facilities or to reborrow any revolving loans under the Credit Facilities.

3. Amendment of Indenture. The Indenture (including the exhibits thereto, including the Notes) shall be amended as follows:

(a) The interest rate on the Notes under the Indenture is hereby changed from 13 1/2% to 11.0% per annum, and the Indenture (including Exhibit A thereto) is hereby amended by (i) replacing the text “13 1/2%” contained therein with the text “11.0%” and (ii) replacing the text “113.50%” contained in the definition of “Change of Control Percentage” and in Section 3.07(b) of the Indenture and in Exhibit A thereto with the text “111.0%”.

2

(b) The Indenture (including Exhibit A thereto) is hereby amended by replacing the text “December 1, 2012” contained therein with the text “December 1, 2014” in each instance where it occurs throughout the Indenture (except in the definition of “Change of Control Percentage”).

(c) Section 3.07(d) of the Indenture and Section 5(d) of Exhibit A thereto are hereby amended by deleting the table included therein and inserting in lieu thereof the following:

Year	Percentage
2014	105.50%
2015	102.75%

(d) Sections 4.09(d) and 4.12 of the Indenture are hereby amended by replacing the text “2.75 to 1.00” contained therein with the text “3.00 to 1.00”.

4. Mandatory Exchange of Global Notes. On the Effective Date, the beneficial interests in the Global Notes representing the Notes issued on December 1, 2009 (the “Existing Global Notes”) shall be automatically exchanged for beneficial interests in a 144A Global Note, substantially in the form of Exhibit I hereto (the “Replacement 144A Note”). The Notes shall accrue interest thereon on the terms contemplated hereby from the Effective Date. On the Effective Date the Company shall pay in cash in immediately available funds to the Holders all accrued and unpaid interest on the existing Notes through, but not including, the Effective Date.

5. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6. Effect on Indenture. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby; provided that the provisions of Section 1 through 3 hereof shall only come into effect on the Effective Date, and for avoidance of doubt, if the Effective Date does not occur on or prior to the Outside Effective Date, the provisions of Sections 1 through 3 hereof shall be null and of no effect (without affecting Sections 4 through 11 hereof). Except as expressly set forth herein, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect, including with respect to this Second Supplemental Indenture. This Second Supplemental Indenture shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Indenture or the Notes or to prejudice any other right or rights which the Holders of the Notes may now have or may have in the future under or in connection with the Indenture or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

7. Confirmation of Guarantee. Without limiting the generality of the preceding paragraph, each of the Guarantors listed on the signature pages hereto hereby, jointly and severally, unconditionally confirms that its previously made Guarantee shall apply to the Issuer’s obligations under the Indenture as amended hereby and the Notes as they are amended in accordance herewith.

3

8. Separability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Second Supplemental Indenture may be executed by any party hereto by original or facsimile signature, or electronic format (including pdf) signature, and any facsimile or electronic signature shall also be deemed valid, binding and enforceable as an original signature.

10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

11. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

[Signature pages follow]

4

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SEAWORLD PARKS & ENTERTAINMENT, INC.

By:	/s/ Jim Heaney
Name:	Jim Heaney
Title:	Chief Financial Officer

SW HOLDCO, INC.

By:	/s/ Bruce McEvoy
Name:	Bruce McEvoy
Title:	Treasurer

SEAWORLD PARKS & ENTERTAINMENT LLC

By:	/s/ Jim Heaney
Name:	Jim Heaney
Title:	Chief Financial Officer

SEAWORLD PARKS & ENTERTAINMENT INTERNATIONAL, INC.

By:	/s/ Jim Heaney
Name:	Jim Heaney
Title:	Chief Financial Officer

LANGHORNE FOOD SERVICES LLC

By:	/s/ Jim Heaney
Name:	Jim Heaney
Title:	Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

SEA WORLD LLC

By:	/s/ Jim Heaney
Name:	Jim Heaney
Title:	Chief Financial Officer

SEA WORLD OF FLORIDA LLC

By:	/s/ Jim Heaney
Name:	Jim Heaney
Title:	Chief Financial Officer

SEA WORLD OF TEXAS LLC

By:	/s/ Jim Heaney
Name:	Jim Heaney
Title:	Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION (as successor by merger to Wilmington Trust FSB), as Trustee

By:	/s/ Jane Schweiger
Name:	Jane Schweiger
Title:	Vice President

[Signature Page to Second Supplemental Indenture]

Exhibit I

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [            ]

ISIN [            ]

[RULE 144A][REGULATION S][IAI] [GLOBAL] NOTE

[for Global Notes insert: representing initially up to]

$         ]

11.0% Senior Notes due 2016

No.	[$ ]

SEAWORLD PARKS & ENTERTAINMENT, INC. (F/K/A SW ACQUISITIONS CO., INC.)

promises to pay to [for Global Notes insert: CEDE & CO.] [for Definitive Notes insert: Name of Holder] or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] of                              United States Dollars on December 1, 2016.

Interest Payment Dates: December 1 and June 1

Record Dates: November 15 and May 15

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

SEAWORLD PARKS & ENTERTAINMENT, INC. (F/K/A SW ACQUISITIONS CO., INC.)

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[Back of Note]

11.0% Senior Notes due 2016

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. SEAWORLD PARKS & ENTERTAINMENT, INC. (F/K/A SW ACQUISITIONS CO., INC.), a Delaware corporation, promises to pay interest on the principal amount of this Note at 11.0% per annum from March 30, 2012 until maturity. The Issuer will pay interest semi-annually in arrears on December 1 and June 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be June 1, 2012. If, at any time prior to the Disposition Date, a default in the payment when due of interest or on principal of, or premium, if any, on the Notes or an Event of Default has occurred and is continuing, then in each case this Note will accrue interest at the stated interest rate on this Note plus the Default Interest Rate until such time as no such Default or such Event of Default shall be continuing (to the extent that the payment of such interest shall be legally enforceable). At any other time, any amounts payable under or in respect of this Note not paid when due will accrue interest at the stated interest rate on this Note plus the Default Interest Rate until such time as such overdue amounts are paid in full, including any interest thereon (to the extent that the payment of such interest shall be legally enforceable). Default interest shall be payable by the Issuer in cash on demand in accordance with Section 2.12 of the Indenture. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on November 15 and May 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and interest and premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of December 1, 2009 (as amended and supplemented prior to the date hereof, the “Indenture”), among the Issuer, the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Notes of the Issuer designated as its 11.0% Senior Notes due 2016. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. OPTIONAL REDEMPTION.

(a) Except as described below under clauses 5(b) and 5(c) hereof, the Notes will not be redeemable at the Issuer’s option before December 1, 2014.

(b) At any time prior to December 1, 2014, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice delivered electronically or by first-class mail, with a copy to the Trustee, to the registered address of each Holder or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest thereon to the date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c) Until December 1, 2014, the Issuer may redeem up to 35% of the aggregate principal amount of Notes issued by it at a redemption price equal to 111. 0% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds received by it from one or more Equity Offerings; provided that at least 65% of the sum of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any such Equity Offering may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(d) On and after December 1, 2014, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice delivered electronically or by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes at the address of such Holder appearing in the security register, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on December 1 of each of the years indicated below:

Year	Percentage

2014	105.50%
2015	102.75%

(e) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6. MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be delivered by electronic transmission or by first-class mail at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 13 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. Subject to Section 3.05 of the Indenture, on and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

8. OFFERS TO REPURCHASE.

(a) Upon the occurrence of a Change of Control, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a cash purchase price equal to the applicable Change of Control Percentage of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”). The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

(b) If the Issuer or any of its Restricted Subsidiaries consummates an Asset Sale, within 10 Business Days of each date that Excess Proceeds exceed $25.0 million, the Issuer shall commence, an offer to all Holders of the Notes and, if required by the terms of any unsecured Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum principal amount of Notes and such other Pari Passu Indebtedness that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Issuer shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Issuer prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

10. [RESERVED].

11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

12. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

13. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01(a) of the Indenture with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all of the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, the Required Holders may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Required Holders by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.

14. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

15. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

SeaWorld Parks & Entertainment, Inc.

9205 S. Park Center Loop, Ste 400

Orlando, FL 32819

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee). Signature guarantee is not required for Definitive Notes

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10        ☐ Section 4.14

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee). Signature guarantee is not required for Definitive Notes

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $        . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian

*	This schedule should be included only if the Note is issued in global form.